Exhibit 32.1
Certification pursuant to 18 U.S.C. Section 1350,
As adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
     In connection with the filing of the Annual Report on Form 10-K for the year ended December 31, 2005 (the “Report”) by Valeant Pharmaceuticals International (“Registrant”), each of the undersigned hereby certifies, to such officer’s knowledge, that:
     1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and
     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Registrant as of and for the periods presented in the Report.

Date: March 15, 2006	/s/ Timothy C. Tyson

Timothy C. Tyson
President and Chief Executive Officer

Date: March 15, 2006	/s/ Bary G. Bailey

Bary G. Bailey
Executive Vice President and Chief Financial Officer
     A signed original of this written statement required by Section 906 has been provided to Valeant Pharmaceuticals International and will be furnished to the Securities and Exchange Commission or its staff upon request.
     This certification accompanies the Annual Report on Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Valeant Pharmaceuticals International under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Annual Report on Form 10-K), irrespective of any general incorporation language contained in such filing.